ARTICLES OF INCORPORATION

                         OF SILVER TREND MINING COMPANY

      KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, all being of legal age, citizens of the United States of America and two of whom are residents of the State of Montana, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Montana and we do hereby certify as follows:

                                       I.

      That the name of said corporation shall be SILVER TREND MINING
COMPANY.

                                      II.

      That the purposes and objects for which said corporation is formed are:

      (a)   To form a private profit-making corporation.

      (b) To purchase, locate, lease, or otherwise, acquire mines, mining claims, mining rights, and lands and any interest therein, and explore, work, exercise, develop, and turn to account the same; to quarry, mine, smelt, refine, dress, amalgamate, and prepare for market, ore metal and mineral substances of all kinds, and to carry on any other operations or business which may seem necessary, convenient, or incidental to any of the objects of the company; to buy, sell, manufacture, and deal in minerals, plants, machinery, implements, conveniences, provisions, and things capable of being used in connection with the mining or other operations of this corporation, or required by workmen and other employed by the company; to construct, carry out, maintain, improve,


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manage, work, control, and superintend, any roads, ways, railways, bridges, reservoirs, watercourses, aqueducts, wharves, furnaces, mills, crushing works, hydraulic works, factories, warehouses, and other works and conveniences which may seem necessary, convenient, or incidental to any object of the company and to contribute to subsidize, or otherwise aid or take part in any such operations.

      (c) To buy, sell, exchange, encumber, lease or transfer, or carry on any transaction with or concerning real and personal property which will forward the mining operation.

      (d) To erect any structure, structures, or buildings necessary to carry forward the purposes above set forth.

      (e) To hire and retain workmen, laborers or any other employees necessary for the carrying out of the proposed mining operation.

      (f) To issue certificates of stock in the proposed corporation, which will be transferable upon the approval of the Board of Directors.

      (g) To enter into any financial arrangements that may be necessary to effect. the above purposes, including but not limited to the public sale of stock, floating of debentures, borrowing of monies, purchase of other corporations stock, purchase of public and private debentures and such other transactions as may appear convenient and necessary.

                                      III.

      That the location and post office address of the registered office of this corporation and the principal place of business of this corporation sli.all be at St. Regis, County of Mineral, State of Montana

                                      IV.

      That the term for which this corporation shall exist is forty (40) years.


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                                       V.

      The number of directors of this corporation is three (3) and the names and addresses of the directors appointed for the first three (3) months and until their successors are elected and qualified are:

      Dean Lewis                      St. Regis, Montana
      Carl Westfall                   St. Regis, Montana
      Martin Thompson                 Kellogg, Idaho


                                      VI.

      The capital stock of this corporation shall be common stock, all of one class, and shall be non-assessable, and in the amount of THREE HUNDRED THOUSAND $(300,000.00) DOLLARS divided in THREE MILLION (3,000,000) SHARES of the par value of TEN ($0.10) CENTS per share.

                                      VII.

      That the name and post office address of each of the incorporators of this corporation, each of whom have subscribed for one hundred shares of the capital stock of this corporation, are as follows:

      Dean Lewis                      St. Regis,, Montana
      Carl Westfall                   St. Regis, Montana
      Martin Thompson                 Sunshine Star Route
                                      Kellogg, Idaho

      IN WITNESS WHEREOF, the persons named herein as incorporators have hereunto set their hands this 7th day of September, 1968.

                                       /s/ Dean Lewis
                                       Dean Lewis

                                       /s/ Carl Westfall
                                       Carl Westfall

                                       /s/ Martin Thompson
                                       Martin Thompson


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STATE OF MONTANA   )
                   )  ss.
County of Mineral  )

      On this day of: 7th September, 1968, before me, the undersigned, a Notary Public in and for the State of Montana, personally appeared DEAN LEWIS, CARL WESTFALL and MARTIN THOMPSON, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same.

      WITNESS MY HAND AND SEAL, the day and year in this certificate first above written.

                                       /S/ Sherman G. Miller
                                       Notary Public for the State of Montana;
                                       Residing at St, Regis, Montana

                                       My Commission Expires

                                       December 6, 1968


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                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                     BY THE
                       BOARD OF DIRECTORS AND SHAREHOLDERS

      Pursuant, to a Resolution passed by the Board of Directorsof SILVER TREND MINING COMPANY, a special meeting of the Corporation convened at the registered office of the Company at St. Regis, Montana, on July 23, 1970, at 10:00 A.M. o'clock, said meeting having been duly and regularly called. That at said meeting more than a majority of the issued and outstanding stock of said Corporation was present in person or by proxy. That the purpose for which, said meeting was called was to amend the Articles of Incorporation of SILVER TREND MINING COMPANY, a Montana corporation, to provide for five (5) Directors.

      At said meeting the following Resolution was submitted to the stockholders for their vote, said Resolution being as follows, to-wit:

            WHEREAS, The Board of Directors of this Corporation, at a special meeting held on the 6th day of July, 1970, at 4:30 P.M. o'clock:, resolved that the Articles of Incorporation of Silver Trend Mining Company be amended to read as follows:.

      "The number of Directors of this corporation is five (5).

      That upon the aforesaid Resolution being put to a vote, it was found that 1,208,000 shares were voted in favor of said Resolution and 185,000 shares were voted in opposition to passage of said Resolution.

      There are 1,755,000 shares of issued and outstanding stock of said Corporation, all of which shares were entitled to be voted either in person or by proxy.

      IN WITNESS VIHEREOF, said SILVER TREND MINING COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed by its proper officers duly authorized


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on this 23rd day of September, 1970.

                                       /s/ Woodrow Grant
                                       President

                                       /s/ Cleo P. Seipold
                                       Secretary


STATE OF IDAHO      )
                    )  ss.
County of Shoshone  )

      On this 23rd day of September, 1970, before me, the undersigned Notary Public in and for the State of Idaho, personally appeared WOODROW GRANT and CLEO
P. SEIPOLD, President and Secretary respectively of SILVER TREND MINING COMPANY, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same, on behalf of said Corporation, and that the statements contained in said Amendmenti:" of Articles, are true of their own knowledge.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year in this certificate first above appearing.



                                       /s/ Robert P. Liniger
                                       Notary Public for State of Idaho;
                                       Residing at Wallace.

                                       My Commission expires

                                       4/15/73


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                              ARTICLES OF AMENDMENT
                                     OF THE
                          ARTICLES OF INCORPORATION OF
                           SILVER TREND MINING COMPANY

      We, the undersigned, being the president and secretary of SILVER TREND MINING COMPANY, a corporation organized and existing under the laws of the State of Montana, do hereby certify as follows:

      Pursuant to a resolution passed by the board of directors of the SILVER TREND MINING COMPANY, a special meeting of the corporation convened the Washington Water Power auditorium, Kellogg, Idaho, at 3:00 p.m., said meeting having been duly and regularly called. That at said meeting more than a majority of the issued and outstanding stock of said corporation was present in person or by proxy. That the purpose for which said meeting was called was to consider and adopting an amendment to the Articles of incorporation of said SILVER TREND MINING COMPANY so as to increase the capital stock of said corporation from 3,000,000 shares of common stock with a par value of $0.10 each to 10,000,000 shares of common stock with a par value of $0.05 each.

      That notice of said special meeting of said shareholders was given as required by law, by mailing to each and every one of said shareholders at his or her post office address on the 14th day of September, 1979, a notice of said meeting; which said notice set forth the date on which the hour and place at which and the purposes for which said meeting was to be held.

      At said meeting the following resolution was submitted to the stockholders for their vote, said resolution being as follows to-wit:


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            Be it resolved that Article VI of the articles of incorporation of Silver Trend Mining Company be amended to read as follows:

            The capital stock of this corporation shall be common stock, all of one class, and shall be nonassessable, and in the amount of $500,000.00 divided into 10,000,000 shares of the par value of $0.05 per share.

      That upon the aforesaid resolution being put to a vote, it was found that 1,745,490 shares were voted in favor of said resolution and no shares were voted in opposition to passage of said resolution. That there are 2,612,000 shares of issued and outstanding stock of said corporation, all of which shares were entitled to be voted either in person or, by proxy.

      IN WITNESS WHEREOF, said SILVER TREND MINING COMPANY has caused its corporate seal to be hereunto affixed and this certificate be signed by its proper officers duly authorized on this 25th day of January, 1980.

                                       /s/ Charles F. Asher
                                       Charles Asher, President

                                       /s/ Ronald E. Eggart
                                       Ronald E. Eggart, Secretary-Treasurer

STATE OF IDAHO      )
                    )  ss.
County of Shoshone  )

      On this 25th day of January, 1980, before me, the undersigned Notary Public for Idaho, personally appeared CHARLES ASHER and RONALD E. EGGART, known to me to be the president and secretary- treasurer of SILVER TREND MINING COMPANY, a Montana corporation, the corporation that execute the within instrument and acknowledge to me that such corporation executed the same.


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


      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this. certificate first above written.

                                       /s/ Phyllis J. Holtz
                                       NOTARY PUBLIC in State of the Idaho,
                                       residing at Kellogg, Idaho

                                  VERIFICATION

STATE OF IDAHO      )
                    )  ss.
County of Shoshone  )


      CHARLES ASHER and RONALD E. EGGART, being first duly sworn, on oath, depose and say:

      That CHARLES ASHER is the president of the SILVER TREND MINING COMPANY and that RONALD E. EGGART is-the secretary/treasurer the of the SILVER TREND MINING COMPANY. That CHARLES ASHER and RONALD E. EGGART are the individuals named in the foregoing instrument, that they executed the foregoing instrument on behalf of the SILVER TREND MINING COMPANY, that they have read the foregoing instrument, know the contents thereof, and know that the facts therein stated be true.

                                       /s/ Charles F. Asher
                                       CHARLES ASHER, President

                                       /s/ Ronald E. Eggart
                                       RONALD E. EGGART, Secretary-Treasurer

      On this 28th day of March, 1980, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared CHARLES ASHER and RONALD E. EGGART, known to me to be the persons whose names are subscribed to the foregoing verification, and acknowledged to me that they executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       /s/ Phyllis J. Holtz
                                       NOTARY PUBLIC in and for the State of
                                       Idaho, residing at Kellogg


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


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           SILVER TREND MINING COMPANY


      Pursuant to the provisions of the Montana Business Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The present name of the corporation is SILVER TREND MINING
COMPANY.

      SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 6th day of July, 1984, in the manner prescribed by the Montana Business Corporations Act:

      That Article VI of the Articles of Incorporation be amended to read as follows:

      The capital stock of this corporation shall be common stock, all of one class, and shall be nonassessable, and in the amount of $1,000,000.00 divided into 20,000,000 shares of the par value of $0.05 per share.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 5,762,401, and the number of shares entitled to vote thereof was 5,762,401. The number of shares voted for the amendment to the
Article VI of the Articles of Incorporation was 3,704,167 and the number of shares voted against such amendment was 20,200.

      FOURTH: The manner in which such amendment affects a change in the amount of stated capital is as follows: Previous stated capital: $500,000.00, stated capital as changed by such amendment: $1,000,000.00.

      IN WITNESS WHEREOF, said SILVER TREND MINING COMPANY, has caused its corporation seal to be hereunto fixed and this certificate to be signed by its proper officers duly authorized on this 23rd day of July, 1984.


                                       SILVER TREND MINING COMPANY

                                       BY: /s/ Charles Asher
                                       CHARLES ASHER, President

                                       ATTEST: /s/ Ronald E. Eggart
                                               RONALD E. EGGART,
                                               Secretary


                                  VERIFICATION

STATE OF IDAHO      )
                    )  ss.
County of Shoshone  )

      I, Phyllis J. Holtz, a notary public, do hereby certify that on this 23rd day of July, 1984, personally appeared before me, CHARLES ASHER, who, being first duly sworn, declared that he is the President of SILVER TREND MINING COMPANY, that he signed the foregoing


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


document as President of the Corporation, and that the statements therein contained are true.

                                       /s/ Phyllis J. Holtz
                                       NOTARY PUBLIC for the State of Idaho,
                                       Residing at Kellogg

                                       My commission expires:

                                       Lifetime


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


                           ARTICLES OF AMENDMENT 1984
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           SILVER TREND MINING COMPANY


      Pursuant to the provisions of the Montana Business Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The present name of the corporation is SILVER TREND MINING COMPANY.

      SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 11th day of October, 1984, in the manner prescribed by the Montana Business Corporations Act:

            That Article V of the Articles of Incorporation be amended to read as as follows:

            That the number of Directors of this Corporation shall be nine, provided that the number may at any time or times be increased to any number of Directors not to exceed fifteen, by the affirmative vote of a majority of the Board of Directors. In the event of any increase in the number of Directors, the additional directorships created may be filled in the first instance in the same manner as a vacancy on the Board of Directors is filled.
      The number of Directors of this Corporation may be decreased to any number no less than five by the affirmative vote of the majority of the Board of Directors, provided, however, that only directorship positions vacant may be so decreased by the Board of Directors.

      THIRD: The number of shares of the corporation out standing at the time of such adoption was 17,414,915, and the number of shares entitled to vote thereof was 17,414,915.

The number of shares voted for the amendment to the Article V of the Articles of Incorporation was 11,322,754, and the number of shares voted against such amendment was none.

      FOURTH: The Tanner in which such amendment affects a change in the amount of stated capital is as follows: No effect.


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


      IN WITNESS WHEREOF, said SILVER TREND MINING COMPANY, has caused its corporation seal to be hereunto fixed and this certificate to be signed by its proper officers duly authorized on this 31st day of October, 1984.

                                       SILVER TREND MINING COMPANY


                                       BY: /s/ Arthur B. Johnson
                                           ARTHUR B. JOHNSON, President
                                       ATTEST:  /s/ James P. Keane
                                                JAMES P. KEANE, Secretary


                                    VERIFICATION

STATE OF IDAHO      )
                    )  ss.
County of Shoshone  )


      I, LINDA L.WOMBOLT, a notary public, do hereby certify that on this 31st day of October, 1984, personally appeared before me, ARTHUR B. JOHNSON, who, being first duly sworn, declared that he is the President of SILVER TREND MINING COMPANY, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.


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


                                       /s/ Linda L. Wombolt
                                       NOTARY PUBLIC for the State of
                                       Idaho, residing at Wardner

                                       My commission expires:

                                       11/5/88


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


                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                           SILVER TREND MINING COMPANY

      Pursuant to the provisions of the Montana Business Corporations Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The present name of the corporation is SILVER TREND MINING COMPANY.

      SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 16th day of February, 1999, in the manner prescribed by the Montana Business Corporations Act:

            That Article I of the Articles of Incorporation be amended to read as follows:

            That the name of said corporation shall be TREND MINING
      COMPANY.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 29,236,285, and the number of shares entitled to vote thereof was 29,236,285. The number of shares voted for the amendment to the
Article I of the Articles of Incorporation was 16,322,880, and the number of shares voted against such amendment was 1,001,425.

      FOURTH: The manner in which such amendment affects a change in the amount of stated capital is as follows:

                  No effect.

      IN WITNESS WREREOF, said SILVER TREND MINING COMPANY, has caused its corporation seal to be hereunto fixed and this certificate to be signed by its proper officers duly authorized on this 3rd day of March, 1999.



                                       SILVER TREND MINING COMPANY

                                       BY: /s/ Kurt Hoffman
                                           Kurt Hoffman, President

                                       BY: /s/ John P. Ryan
                                           John Ryan, Secretary


                                  VERIFICATION

STATE OF IDAHO      )
                    )  ss.
County of Kootenai  )

      I, Barbara Suveg, a notary public, do hereby certify that on this 3rd day of March, 1999, personally appeared before me, Kurt Hoffman and John Ryan, who, being first duly sworn, declared themselves to be the President and Secretary respectively of SILVER TREND MINING COMPANY, that they signed the foregoing document as President and Secretary of the Corporation, and that the statements therein contained are true.

                                       /s/ Barbara Suveg
                                       Notary Public, In and for the State of
                                       Idaho, Residing in Coeur d'Alene, Idaho

                                       My Commission Expires: March 1, 2001


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